[COZEN AND O'CONNOR LETTERHEAD]


                                February 6, 1997

MetroVision of North America, Inc.
424 Madison Avenue
New York, NY 10017

        Re:  Securities and Exchange Commission --
             Registration Statement on Form S-4

Gentlemen:

     As counsel to MetroVision of North America, Inc. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and
Exchange Commission under the Securities Act of 1933, as amended, covering 4,000,000 shares of the Company's Common Stock, par value $.001 per share
(the "Common Stock"), that may be issued to holders of Common Stock of York Hannover Pharmaceuticals, Inc. ("York Hannover Shares") in a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated as of May 10, 1996 between the Company and York Hannover Pharmaceuticals, Inc. (the "Merger Agreement").

     In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and its Bylaws, as each has been amended to date, resolutions of its Board of Directors, the Merger Agreement and such other documents and records relating to the Company and the issuance and sale of the Common Stock as we have deeemed appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuiness of all signatures on original and certified documents and the conformity to original

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MetroVision of North America, Inc.
February 6, 1997
Page 2


and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of the officers of the Company.

     Based upon the foregoing examination, and the information supplied, it is our opinion that the Common Stock to be issued by the Company in the Merger pursuant to the Merger Agreement are duly authorized and, when issued and paid for in accordance with the terms of the Merger Agreement, and giving effect to the amendments to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock as proposed for adoption by the Company's stockholders, will be validly issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       COZEN AND O'CONNOR